Exhibit 11.1

Statement regarding computation of per share earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:

|---------------------------------------------|----------------|----------------|
|                                             |   Three months ended March 31,  |
|                                             |---------------------------------|
|                                             |           2004 |          2003  |
|---------------------------------------------|----------------|----------------|
|---------------------------------------------|----------------|----------------|
| Net (loss) income allocable to common       |                |                |
| shares (numerator)                          |  $ (1,577,456) | $  (3,400,192) |
|---------------------------------------------|----------------|----------------|
| Shares used in the calculation (denominator)                                  |
|---------------------------------------------|----------------|----------------|
|    Weighted average shares outstanding      |           100  |           100  |
|---------------------------------------------|----------------|----------------|
|    Effect of diluted stock options          |           --   |          --    |
|---------------------------------------------|----------------|----------------|
|    Fully diluted shares                     |          100   |         100    |
|---------------------------------------------|----------------|----------------|
|---------------------------------------------|----------------|----------------|
| Basic earnings per share                    |  $    (15,775) |   $   (34,002) |
|---------------------------------------------|----------------|----------------|
|---------------------------------------------|----------------|----------------|
| Fully diluted earnings per share            |  $    (15,775) |   $   (34,002) |
|---------------------------------------------|----------------|----------------|